PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number

x Business Corporation (§ 1915)
____ Nonprofit Corporation (§ 5915)

Name

Address

City | State | Zip Code

Document will be returned to the name and address you enter to the left. ⇐

Fee: $70

Filed in the Department of State on ____________________

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
USA TECHNOLOGIES, INC.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
100 Deerfield Lane, Suite 140	Malvern	PA	19355	Chester

(b) Name of Commercial Registered Office Provider | County
c/o

3. The statute by or under which it was incorporated: Business Corporation Law of 1988

4. The date of its incorporation: Janaury 16, 1992

5. *Check, and if appropriate complete, one of the following:*

X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

____ The amendment shall be effective on: __________ at ________
Date Hour

6. *Check one of the following:*

X The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

____ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate, complete one of the following:*

____ The amendment adopted by the corporation, set forth in full, is as follows

X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

17th day of March,

2005.

USA TECHNOLOGIES, INC.

Name of Corporation

George R. Jensen

Signature

Chief Executive Officer

Title

EXHIBIT "A"
TO THE
ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
USA TECHNOLOGIES, INC.

Paragraph (A) Classes of Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

> "(A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 561,800,000 shares, consisting of 560,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value."

Docketing Statement (Changes)
DSCB:15-134B

BUREAU USE ONLY:

☐ Revenue ☐ Labor & Industry

☐ Other ____________

File Code ________ Filed Date ________

Part I. Complete for each filing:

Current name of entity or registrant *(survivor or new entity if merger or consolidation):*
USA TECHNOLOGIES, INC.

Entity number, if known: 2072587 Incorporation/qualification date in PA: JAN 16, 1992

State of Inc: PENNSYLVANIA Federal EIN: 23-2679963 Specified effective date, if any: UPON FILING

Part II. Check proper box:

X Amendment (complete Section A)

___ Merger, Consolidation or Division (complete Section B,C or D)

___ Consolidation (complete Section C)

___ Division (complete Section D)

___ Conversion (complete Section A & E)

___ Correction (complete Section A)

___ Termination (complete Section H)

___ Revival (complete Section G)

___ Dissolution before Commencement of Business (complete Section F)

X **Section A** – *Check box(es) which pertain to changes:*

___ Name:

___ Registered Office: Number & street/RD number & box number City State Zip County

___ Purpose:

X Stock (aggregate number of share authorized): 561,800,000 ___ Effective date:______.

___ Term of Existence:__________ ___ Other:__________.

___ **Section B – Merger** *Complete Section A if any changes to surviving entity:*
Merging Entities are: *(attach sheet for additional merging entities)*

Name: Entity #, if known:

Effective date: Inc./qual. date in PA. State of Inc.

Name: Entity #, if known:

Effective date: Inc./qual. date in PA. State of Inc.